UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 15, 2017

Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-27999	94-3038428
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1389 Moffett Park Drive, Sunnyvale, CA 94089
(Address of principal executive offices, zip code)

(408) 548-1000
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e) Adoption of Executive Officer Compensation Plan.
On August 15, 2017, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Finisar Corporation (the “Company”) adopted an executive officer bonus plan for the fiscal year ending April 29, 2018 (the “Fiscal 2018 Plan”). Under the Fiscal 2018 Plan, the target bonus for Jerry S. Rawls, Chairman of the Board and Chief Executive Officer, is 110% of his annual base salary, and the target bonuses for the other named executive officers of the Company range from 60% to 75% of their annual base salaries. Under the Fiscal 2018 Plan, a bonus pool will be established for the executives as a percentage of the Company’s non-GAAP pre-bonus operating income for the fiscal year, with the Compensation Committee having discretion to adjust the executive bonus pool based on such factors as it deems appropriate. Once the executive bonus pool is determined, the Compensation Committee will determine the amounts to be awarded to each executive from the bonus pool, taking into account such corporate and individual performance factors as it considers appropriate in its discretion, as well as the recommendations of the Chief Executive Officer as to the performance of executives other than himself. The maximum bonus payable to each executive under the Fiscal 2018 Plan is 200% of the executive’s target bonus.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2017	Finisar Corporation
By: /s/ Christopher E. Brown
Christopher E. Brown
Executive Vice President and Chief Counsel